EXHIBIT 99.1
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November 15, 2005


Dear Stockholders:

As I approach the middle of my second month at the firm, I am excited and optimistic about our future.

As you know, it has been a challenging year for our clients, employees and stockholders. The contested board election that occurred earlier in the year focused on issues relating to corporate governance, with a particular emphasis on employee compensation. At the conclusion of this struggle, the stockholders elected three new directors that were not supported by incumbent management. John Levin did not choose to rejoin the board. Shortly thereafter, he chose to resign as Chief Executive Officer of both BKF Capital Group, Inc. and John A. Levin & Co., Inc., the company which he had founded.

In October 2005, Henry Levin, a key portfolio manager in the Event Driven Group and the son of John Levin, informed us that he would leave the firm sometime in the first quarter of 2006. We advised the board of directors of the offshore fund managed by Henry Levin of his intention. Subsequently, we informed the board of the offshore fund that we were unable to reach an agreement with the other members of the event driven investment team before the date by which investors would have to give notice of their intention to withdraw as of the end of the year. As a result, the fund board decided to wind down the fund in an orderly fashion and to return the capital to its investors. We made the decision that the other funds managed by the same event driven team should be similarly wound down. We are currently assessing the possibility of starting a similar strategy managed by some of the talented people in our event driven group. In addition, we are in contact with numerous outside portfolio managers and investment professionals about joining our organization.

With these issues behind us, we are poised to take advantage of the opportunities that lie ahead. We believe we have a strong investment platform, proven distribution capabilities, talented and hard working employees and supportive stockholders.

Our strategic plan is to continue to build a broadly diversified business with two centers of excellence: alternative asset classes and traditional long only equity asset classes. Alternative investment strategies we currently manage or expect to explore include merger arbitrage, distressed investing, long/short equity (including sector focused and multi-sector funds) and multi-strategy investing. On the long only side, we will explore adding a range of strategies, including REITs, US small cap growth/core, US small/medium cap (SMID), international relative value, international small cap/small cap value, Japan, Asia (ex-Japan) and other regional and specific asset class strategies.

In order to be successful in building the business, we will need to continue to provide our clients with an appropriate risk adjusted return on the capital we manage for them. We

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also must implement our strategies regarding compensation, infrastructure, client reporting and service, and marketing, as described in more detail below.

    o We are in the process of developing a comprehensive long-term compensation program that we are planning to implement in the first quarter of 2006. We expect this program will be based on a mix of short and long-term incentives relating to employee and firm performance, including asset retention, asset growth and investment returns. A fundamental objective of the plan will be to align the interests of the clients, employees and stockholders.

    o With the voluntary departure of John Levin from the firm, we have promoted Phil Friedman to Chief Investment Officer. Phil and his team are an invaluable resource to our company, and they will be playing a significant role in building our business as we move forward. Our clients have applauded this move and have expressed confidence in Phil and his investment team. We have entered into an agreement that extends Phil's current compensation agreement through the end of 2006, but we expect that this extension will be superseded by the long term agreement we would like to enter into in the first quarter of 2006.

         On the alternatives products side of our firm, we have formed a committee coordinated by Seth Turkeltaub and Rick Lodewick of SR Capital to work with their colleagues, including Chris Lytle, Les Ravitz, Ari Zweiman and Chris Susanin, as well as Phil Friedman, to formulate and execute a plan designed to create a "best of class" platform for our alternatives business. This group's mission is to lead our alternatives products business and to build for the future.

         Specifically, as regards the future, the operating platform that we envision will focus on all aspects of the business: investment strategy formulation and implementation; trade execution; portfolio and risk management; and client reporting. We are planning to become an incubator for small to medium sized players in both the alternatives and long only equity areas, and we will seek to attract people through an intimate and collegial intellectual environment supported by excellent infrastructure services.

    o In the marketing and client services area, we have announced a reorganization where three groups have been merged into one with a single objective: marketing all of our asset class products in a focused and disciplined manner throughout the institutional community. Steve Eckenberger, a four year veteran of our firm, brings tremendous credentials to his new role as head of marketing. We believe Steve's hands-on experience in the market place is invaluable, and we are confident he will continue to build our team.

    o With regard to our financial position, we are a well-capitalized organization, which as of June 30, 2005, had approximately $60 million in current assets less

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         total liabilities(1). While the recent decline in assets under management will cause us to use some of this capital to fund operations in 2006, we are also exploring the possibility of raising additional capital. Several of our large stockholders have expressed an interest in making an investment in our company. We feel this vote of confidence by our major stockholders is important in two respects: (i) it is an endorsement of our firm and its future prospects, and (ii) if we decide to raise capital, it will help us implement our business strategy to seed new funds and attract additional investment teams.

    o Finally, we have decided to rename our investment adviser subsidiary BKF Asset Management, Inc. This change in name does not signify any change in our core beliefs. To the contrary, we continue to believe that the most successful asset management firms are built on a foundation of strong, consistent investment performance and excellent client service.

Many thanks to each of you, to my fellow employees and to our Board of Directors for your support as we move ahead. The changes will be rapid, but I am confident we will be successful.


                                              Sincerely,


                                              /s/ John C. Siciliano

                                              John C. Siciliano
                                              President and CEO


Certain statements in this letter constitute "forward-looking statements," which are based on the current expectations of BKF Capital Group, Inc. (the "Company") and are susceptible to a number of risks, uncertainties and other factors. The Company's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in the Company's current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The Company assumes no obligation to update any forward-looking statements.



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(1)    This number represents, as of June 30, 2005, the sum of cash and cash equivalents ($6.0 million), US Treasury Bills ($34.6 million), investment advisory and incentive fees receivable ($28.1 million), investments in securities ($6.8 million), investments in affiliated partnerships ($17.9 million) and income tax receivable included in other assets ($5.0 million), less total liabilities of $38.8 million. See Note 4 to Financial Statements in Form 10-Q for the period ended June 30, 2005.